Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $5.3 million, or 16 cents per diluted share, in the first quarter ended March 31, 2014, compared with $7.2 million, or 22 cents per diluted share, in the first quarter of 2013.

Operating revenue, consisting of revenue from truckload and logistics operations, decreased to $159.4 million in the first quarter of 2014 from $164.5 million in the first quarter of 2013. Operating revenue, net of fuel surcharges and MW Logistics, LLC (MWL) revenue, improved 1.2% to $127.5 million in the 2014 quarter from $126.0 million in the 2013 quarter. Fuel surcharge revenue increased to $31.9 million in the first quarter of 2014 from $31.7 million in the 2013 quarter. With the March 2013 deconsolidation of MWL, no MWL revenue was included in the first quarter of 2014 compared with $6.7 million in the 2013 quarter.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, increased to 93.2% in the first quarter of 2014 from 90.6% in the first quarter of 2013. A reduction in the gain on disposition of revenue equipment and an increase in supplies and maintenance compared with the first quarter of 2013 increased the 2014 ratio by 210 basis points.

“Our results reflect the impact of the severe weather conditions that greatly hindered each of our operating segments in this year’s first quarter,” said Chairman and Chief Executive Officer Randolph L. Marten. “The conditions were unusually harsh and widespread, significantly affecting both freight volumes and operating costs.”

“However, we are better positioned than ever for the remainder of 2014 and beyond based on the current freight environment and the continued improvements we are driving in freight network efficiencies within our diverse service infrastructure. As evidence of this, despite tough conditions we still increased our tractor utilization and improved our revenue per tractor 3.9% over the first quarter of 2013.”

“We are pleased to again be named to Forbes magazine’s list of America’s 100 Most Trustworthy Companies, making us one of only four companies to be named for the fourth time in the last five years surveyed.” GMI Ratings compiled the list for Forbes by evaluating more than 8,000 U.S. exchange-listed companies with market capitalizations of at least $250 million and recognized the 100 companies with the top Accounting and Governance Risk scores, which assess the integrity, transparency and reliability of companies’ financial reporting and governance practices.

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Since 2004, Marten Transport’s results and consolidated financial statements have included the accounts of MWL, a third-party provider of logistics services to the transportation industry. On March 28, 2013, a member of MWL made a capital contribution to MWL. Accordingly, effective as of that date, Marten was no longer the primary beneficiary, deconsolidated MWL and started accounting for its ownership interest in MWL under the equity method of accounting.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(In thousands, except share information)	March 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$19,315	$13,650
Receivables:
Trade, net	70,306	70,869
Other	2,212	4,142
Prepaid expenses and other	13,366	15,274
Deferred income taxes	3,479	3,415
Total current assets	108,678	107,350

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	596,031	579,925
Accumulated depreciation	(171,886)	(164,916)
Net property and equipment	424,145	415,009
Other assets	3,489	3,443
TOTAL ASSETS	$536,312	$525,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$42,467	$38,624
Insurance and claims accruals	14,847	14,404
Total current liabilities	57,314	53,028
Deferred income taxes	114,777	113,637
Total liabilities	172,091	166,665

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 48,000,000 shares authorized; 33,349,150 shares at March 31, 2014, and 33,301,048 shares at December 31, 2013, issued and outstanding	333	333
Additional paid-in capital	85,708	85,077
Retained earnings	278,180	273,727
Total stockholders’ equity	364,221	359,137
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$536,312	$525,802

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share information)	2014	2013

OPERATING REVENUE	$159,409	$164,474

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	43,732	42,125
Purchased transportation	28,130	34,184
Fuel and fuel taxes	39,826	40,323
Supplies and maintenance	10,435	9,533
Depreciation	16,371	15,688
Operating taxes and licenses	1,713	1,770
Insurance and claims	6,125	5,811
Communications and utilities	1,433	1,283
Gain on disposition of revenue equipment	(663)	(2415)
Other	3,667	3,634

Total operating expenses	150,769	151,936

OPERATING INCOME	8,640	12,538

OTHER	(98)	(15)

INCOME BEFORE INCOME TAXES	8,738	12,553
Less: Income before income taxes attributable to noncontrolling interest	-	84

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	8,738	12,469

PROVISION FOR INCOME TAXES	3,451	5,267

NET INCOME	$5,287	$7,202

BASIC EARNINGS PER COMMON SHARE	$0.16	$0.22

DILUTED EARNINGS PER COMMON SHARE	$0.16	$0.22

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.017

 MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended March 31,		Dollar Change Three Months Ended March 31,	Percentage Change Three Months Ended March 31,
(Dollars in thousands)	2014	2013	2014 vs. 2013	2014 vs. 2013
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$97,530	$94,965	$2,565	2.7%
Truckload fuel surcharge revenue	26,534	26,769	(235)	(0.9)
Total Truckload revenue	124,064	121,734	2,330	1.9

Logistics revenue, net of intermodal fuel surcharge revenue	30,009	37,760	(7,751)	(20.5)
Intermodal fuel surcharge revenue	5,336	4,980	356	7.1
Total Logistics revenue	35,345	42,740	(7,395)	(17.3)

Total operating revenue	$159,409	$164,474	$(5,065)	(3.1)%

Operating income:
Truckload	$7,500	$10,000	$(2,500)	(25.0)%
Logistics	1,140	2,538	(1,398)	(55.1)
Total operating income	$8,640	$12,538	$(3,898)	(31.1)%

Operating ratio:
Truckload	94.0%	91.8%
Logistics	96.8	94.1
Consolidated operating ratio	94.6%	92.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2014	2013
Truckload Segment:
Total Truckload revenue (in thousands)	$124,064	$121,734
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,500	$3,368
Average tractors(1)	2,167	2,193
Average miles per trip	616	627
Non-revenue miles percentage(2)	8.5%	10.7%
Total miles – company-employed drivers (in thousands)	54,362	54,895
Total miles – independent contractors (in thousands)	1,057	941

Logistics Segment:
Total Logistics revenue (in thousands)	$35,345	$42,740
Brokerage:
Marten Transport
Revenue (in thousands)	$11,655	$14,469
Loads	7,708	9,430
MWL
Revenue (in thousands)	$-	$6,676
Loads	-	3,758
Intermodal:
Revenue (in thousands)	$23,690	$21,595
Loads	10,523	8,590
Average tractors	98	78

At March 31, 2014 and March 31, 2013:
Total tractors(1)	2,275	2,256
Average age of company tractors (in years)	1.9	1.8
Total trailers	4,163	4,115
Average age of company trailers (in years)	2.5	2.4
Ratio of trailers to tractors(1)	1.8	1.8

	Three Months Ended March 31,
(In thousands)	2014	2013

Net cash provided by operating activities	$27,508	$21,994
Net cash used for investing activities	21,384	13,085

Weighted average shares outstanding:
Basic	33,340	33,182
Diluted	33,631	33,322

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 41 and 49 tractors as of March 31, 2014, and 2013, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.